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                                                                      EXHIBIT 23

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]





                       Report of Independent Accountants

                       On Financial Statement Schedules


To the Board of Directors of
Puerto Rican Cement Company, Inc.


Our audits of the consolidated financial statements referred to in our report dated February 18, 2000 appearing on page 18, of the 1999 Annual Report to Shareholders of Puerto Rican Cement Company, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. In our opinion these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

February 18, 2000